CHOICE HOTELS INTERNATIONAL REPORTS FOURTH QUARTER AND
FULL-YEAR 2024 RESULTS

Exceeds Top End of Earnings Guidance
Grows Global Net Rooms System Size by 3.3%, Including 4.3% Growth for More Revenue-Intense Domestic Portfolio

NORTH BETHESDA, Md., February 20, 2025 – Choice Hotels International, Inc. (NYSE: CHH), a leading global lodging franchisor, today reported its fourth quarter and full-year 2024 results.

Highlights include:

•Net income increased 16% to $299.7 million for full-year 2024, representing diluted earnings per share (EPS) of $6.20, a 22% increase compared to 2023, both of which exceeded the top end of the company’s full-year 2024 guidance.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for full-year 2024 increased 12% to a company record of $604.1 million and exceeded the top end of the company’s full-year 2024 guidance.

•Adjusted diluted EPS increased 13% to $6.88 for full-year 2024, compared to 2023, exceeding the top end of the company’s full-year 2024 guidance.

•Increased net global rooms system size by 3.3%, including 4.3% growth for domestic upscale, extended stay, and midscale rooms portfolio, compared to December 31, 2023.

•Opened 407 hotels globally, a 21% increase for full-year 2024, compared to 2023, which included opening the 515th extended-stay hotel domestically in the fourth quarter.

•Entered into a strategic partnership with Westgate Resorts, the industry’s premier resort operator, which added 21 hotels and 14,471 rooms to our domestic portfolio in fourth quarter 2024, expanding Choice Privileges rewards program members’ access to over 180,000 upscale, upper-upscale, and luxury rooms worldwide.

•Increased domestic revenue per available room (RevPAR) by 4.5% for the three-month period ended December 31, 2024, compared to the same period of 2023, outperforming the industry and the respective chain scales in which the company competes by 90 basis points and 30 basis points, respectively.

•Repurchased 3.1 million shares of common stock for $382.1 million during full-year 2024, representing 6% of the company’s market capitalization at the beginning of 2024.

•Full-year 2025 net income is expected to range between $288 to $300 million; full-year 2025 adjusted EBITDA is expected to range between $625 and $640 million.

“Choice Hotels generated another year of strong results in 2024, exceeding the top end of our earnings guidance and delivering a 4.3% year-over-year net increase in our more revenue-intense domestic rooms portfolio, a testament to the success of our growth strategy,” said Patrick Pacious, President and Chief Executive Officer. “In 2024, we also successfully relaunched four brands, substantially expanded our partnerships business, significantly increased our international footprint, achieved record organic rewards program growth, and unlocked new value through additional ancillary revenue opportunities. As we enter 2025, we will continue to realize the earnings growth from our past investments, meaningfully expand the scale of our business, and accelerate our growth in the coming years.”

Financial Performance

($ in millions, except per share amounts)	Three months ended December 31		Twelve months ended December 31
	2024	2023	2024	2023
Total Revenues	$390	$358	$1,585	$1,544
Revenues Excluding Reimbursable Revenue from Franchised and Managed Properties[1]	$229	$213	$947	$835
Net Income	$76	$29	$300	$259
Adjusted Net Income	$74	$72	$332	$312
Diluted Earnings per Share	$1.59	$0.58	$6.20	$5.07
Adjusted Diluted Earnings per Share	$1.55	$1.44	$6.88	$6.11
Adjusted EBITDA	$140	$125	$604	$540

•Platform and procurement services fees increased 5% to $17.7 million for fourth quarter 2024, compared to the same period of 2023.

•Domestic average daily rate (ADR) grew by 3.1% and occupancy levels increased by 80 basis points for fourth quarter 2024, compared to the same period of 2023. The domestic extended stay segment achieved RevPAR growth of 5.9% for the fourth quarter, compared to the same period of 2023.

•The domestic effective royalty rate increased 7 basis points to 5.06% and 6 basis points to 5.09% for full-year and fourth quarter 2024, respectively, compared to the same periods of 2023.

1 Calculated as total revenues net of reimbursable revenues. Reimbursable revenues were $161 million, $146 million, $638 million and $709 million for fourth quarter 2024, fourth quarter 2023, full-year 2024 and full-year 2023, respectively.

System Size and Development

	Rooms
	December 31, 2024	December 31, 2023	Change
Domestic	511,739	496,965	3.0%
Domestic Upscale, Extended Stay and Midscale	449,263	430,851	4.3%
International	142,071	136,021	4.4%
Global	653,810	632,986	3.3%

•Domestic net rooms portfolio grew by 3.0% from year-end 2023. Domestic net unit growth accelerated from September 30, 2024 and domestic upscale, extended stay, and midscale units grew by 1.5% from year-end 2023.

•Domestic extended stay net rooms portfolio grew by 9.8% from year-end 2023, and its pipeline reached nearly 43,000 rooms. Global upscale net rooms portfolio grew by 43.9% from year-end 2023, and its pipeline reached nearly 25,000 rooms.

•International net rooms portfolio grew by 4.4% from year-end 2023, highlighted by a 58% increase in international hotel openings in fourth quarter 2024.

•Global pipeline as of December 31, 2024, was over 97,000 rooms, of which nearly 83,000 rooms were domestic.

Balance Sheet and Liquidity

As of December 31, 2024, the company had a total available liquidity of $699.5 million, including available borrowing capacity and cash and equivalents. The company’s net debt leverage ratio was 2.9 times as of December 31, 2024.

During full-year 2024, the company generated cash flows from operating activities of $319.4 million, an 8% increase compared to 2023.

Shareholder Returns

During full-year 2024, the company paid cash dividends totaling $55.5 million and repurchased 3.1 million shares of common stock for $382.1 million under its stock repurchase program and through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans.

As of December 31, 2024, the company had 3.8 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The outlook information below includes forward-looking non-GAAP financial measures, which management uses in forecasting performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, additional repurchases of company stock, and other items:

Full-Year 2025
Net Income	$288 – $300 million
Adjusted Net Income	$333 – $345 million
Adjusted EBITDA	$625 – $640 million
Diluted EPS	$6.04 – $6.29
Adjusted Diluted EPS	$6.98 – $7.24
Effective Income Tax Rate	25%

Full-Year 2025 vs. Full-Year 2024
Domestic RevPAR Growth	1% to 2%
Domestic Effective Royalty Rate Growth	Mid-single digits
Global Net System Rooms Growth	Approximately 1%

Webcast and Conference Call

Choice Hotels International will conduct a live webcast to discuss the company’s fourth quarter and full-year 2024 earnings results on February 20, 2025, at 8:30 a.m. on the company’s investor relations website, www.investor.choicehotels.com, accessible via the Events and Presentations tab.

A conference call will also be available. Participants may listen to the call by dialing (800) 549-8228 domestically or (646) 564-2877 internationally using conference ID 13131.

A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at www.investor.choicehotels.com/events-and-presentations.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing over 650,000 rooms, in 46 countries and territories as of December 31, 2024. A diverse portfolio of 22 brands that range from full-service upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservation systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the adjusted EBITDA, adjusted net income and adjusted EPS presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, expenses associated with legal claims, (gain) loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, global ERP system implementation and related costs, performance under limited debt payment guaranties and gain on sale of a hotel owned through an unconsolidated joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, impairments and gains on sale of business and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in selling, general and administrative (SG&A) expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com
© 2025 Choice Hotels International, Inc. All rights reserved.

			Exhibit 1
Choice Hotels International, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,

	2024	2023	2024	2023
REVENUES
Royalty, licensing and management fees	$120,138	$116,909	$514,569	$513,412
Initial franchise fees	6,473	6,547	25,606	27,787
Platform and procurement services	17,692	16,928	75,752	75,114
Owned hotels	28,114	23,566	113,459	97,641
Other	16,552	12,840	61,803	46,051
Other revenues from franchised & managed properties	200,801	181,606	793,650	784,160
Total revenues	389,770	358,396	1,584,839	1,544,165

OPERATING EXPENSES
Selling, general and administrative	57,181	64,694	219,878	216,081
Business combination, diligence and transition (recoveries) costs	(490)	25,165	17,233	55,778
Depreciation and amortization	10,659	10,191	43,282	39,659
Owned hotels	20,778	17,550	83,148	71,474
Other expenses from franchised & managed properties	182,423	199,314	757,525	782,409
Total operating expenses	270,551	316,914	1,121,066	1,165,401

Impairment of long-lived assets	—	(3,736)	—	(3,736)

Operating income	119,219	37,746	463,773	375,028

OTHER INCOME AND EXPENSES, NET
Interest expense	21,067	17,258	87,131	63,780
Interest income	(2,089)	(1,928)	(8,646)	(7,764)
(Gain) loss on extinguishment of debt	—	(4,416)	331	(4,416)
Other loss (gain)	1,774	(7,897)	1,641	(10,649)
Equity in net gain of affiliates	(3,241)	(956)	(12,329)	(2,879)
Total other income and expenses, net	17,511	2,061	68,128	38,072

Income before income taxes	101,708	35,685	395,645	336,956
Income tax expense	25,904	6,732	95,980	78,449
Net income	$75,804	$28,953	$299,665	$258,507

Basic earnings per share	$1.62	$0.58	$6.26	$5.11

Diluted earnings per share	$1.59	$0.58	$6.20	$5.07

	Exhibit 2
Choice Hotels International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$40,177	$26,754
Accounts receivable, net	176,672	195,896
Other current assets	122,237	73,880
Total current assets	339,086	296,530

Property and equipment, net	604,345	493,478
Operating lease right-of-use assets	83,451	85,101
Goodwill	220,187	220,187
Intangible assets, net	884,013	811,075
Notes receivable, net of allowances	32,682	78,900
Investments in equity securities, at fair value	—	116,374
Investments in affiliates	117,016	70,579
Investments, employee benefit plans, at fair value	47,603	39,751
Other assets	202,144	182,824

Total assets	$2,530,527	$2,394,799

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Accounts payable	$134,865	$131,284
Accrued expenses and other current liabilities	136,729	109,248
Deferred revenue	102,114	108,316
Liability for guest loyalty program	89,013	94,574
Current portion of long-term debt	—	499,268
Total current liabilities	462,721	942,690

Long-term debt	1,768,526	1,068,751
Deferred revenue	132,259	133,501
Deferred compensation & retirement plan obligations	53,316	45,657
Liability for guest loyalty program	40,607	43,266
Operating lease liabilities	113,255	109,483
Other liabilities	5,114	15,853

Total liabilities	2,575,798	2,359,201

Total shareholders’ (deficit) equity	(45,271)	35,598

Total liabilities and shareholders’ (deficit) equity	$2,530,527	$2,394,799

	Exhibit 3
Choice Hotels International, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$299,665	$258,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,282	39,659
Depreciation and amortization - other expenses from franchised and managed properties	27,578	36,076
Franchise agreement acquisition cost amortization	28,702	20,024
Loss (gain) on extinguishment of debt	331	(4,416)
Impairment of long-lived assets	—	3,736
Non-cash share-based compensation and other charges	43,250	46,809
Non-cash interest, investments, and affiliate income, net	(7,282)	(8,747)
Deferred income taxes	(19,028)	(1,336)
Equity in net gain of affiliates, less distributions received	(2,327)	(1,570)
Franchise agreement acquisition costs, net of reimbursements	(112,164)	(98,316)
Change in working capital and other	17,396	6,128
Net cash provided by operating activities	319,403	296,554
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(39,102)	(47,717)
Investments in owned hotel properties	(106,750)	(68,560)
Contributions to investments in affiliates	(52,768)	(38,930)
Issuances of notes receivable	(37,994)	(4,323)
Purchases of equity securities	—	(112,420)
Distributions from sales of affiliates	15,850	868
Collections of notes receivable	32,100	10,852
Proceeds from sales of equity securities	108,149	—
Other items, net	(4,056)	(5,396)
Net cash used in investing activities	(84,571)	(265,626)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) pursuant to revolving credit facilities	111,500	(131,500)
Proceeds from the issuance of long-term debt	593,574	500,000
Repayment of long-term debt	(500,000)	—
Debt issuance costs	(8,069)	(1,553)
Purchases of treasury stock	(380,743)	(362,772)
Dividends paid	(55,497)	(56,457)
Proceeds from the exercise of stock options	17,525	6,345
Net cash used in financing activities	(221,710)	(45,937)
Net change in cash and cash equivalents	13,122	(15,009)
Effect of foreign exchange rate changes on cash and cash equivalents	301	197
Cash and cash equivalents, beginning of period	26,754	41,566
Cash and cash equivalents, end of period	$40,177	$26,754

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended December 31, 2024			For the Three Months Ended December 31, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$146.34	53.4%	$78.21	$146.56	52.0%	$76.21	(0.2)%	140	bps	2.6%
Midscale & Upper Midscale (2)	98.09	52.8%	51.78	95.21	52.3%	49.78	3.0%	50	bps	4.0%
Extended Stay (3)	65.02	68.6%	44.62	61.20	68.9%	42.15	6.2%	(30)	bps	5.9%
Economy (4)	73.42	45.6%	33.45	68.51	44.8%	30.70	7.2%	80	bps	9.0%
Total	$94.32	53.6%	$50.51	$91.49	52.8%	$48.33	3.1%	80	bps	4.5%

	For the Year Ended December 31, 2024			For the Year Ended December 31, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$151.91	57.7%	$87.67	$151.19	56.6%	$85.65	0.5%	110	bps	2.4%
Midscale & Upper Midscale (2)	100.95	55.9%	56.45	101.12	56.8%	57.43	(0.2)%	(90)	bps	(1.7)%
Extended Stay (3)	64.13	71.2%	45.66	63.50	72.3%	45.88	1.0%	(110)	bps	(0.5)%
Economy (4)	72.18	47.1%	34.00	71.66	47.9%	34.36	0.7%	(80)	bps	(1.0)%
Total	$96.67	56.4%	$54.54	$96.92	56.9%	$55.19	(0.3)%	(50)	bps	(1.2)%

Effective Royalty Rate
	For the Three Months Ended			For the Year Ended
	December 31, 2024	December 31, 2023		December 31, 2024	December 31, 2023
System-wide	5.09%	5.03%		5.06%	4.99%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Comfort Suites, Country Inn & Suites, Park Inn, Quality Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2024		December 31, 2023		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	%	Rooms	%
Ascend Hotel Collection	233	38,589	209	23,484	24	11.5%	15,105	64.3%
Cambria Hotels	76	10,344	74	10,239	2	2.7%	105	1.0%
Radisson (1)	57	13,390	64	15,206	(7)	(10.9)%	(1,816)	(11.9)%
Comfort (2)	1,674	131,495	1,675	131,637	(1)	(0.1)%	(142)	(0.1)%
Quality	1,627	118,725	1,620	119,153	7	0.4%	(428)	(0.4)%
Country	422	33,771	428	34,122	(6)	(1.4)%	(351)	(1.0)%
Sleep	415	29,118	432	30,411	(17)	(3.9)%	(1,293)	(4.3)%
Clarion (3)	193	19,944	186	19,813	7	3.8%	131	0.7%
Park Inn	27	2,926	4	363	23	575.0%	2,563	706.1%
WoodSpring	256	30,846	235	28,350	21	8.9%	2,496	8.8%
MainStay	141	10,157	127	8,863	14	11.0%	1,294	14.6%
Suburban	111	9,159	105	9,112	6	5.7%	47	0.5%
Everhome	7	799	1	98	6	600.0%	701	715.3%
Econo Lodge	642	37,528	675	39,805	(33)	(4.9)%	(2,277)	(5.7)%
Rodeway	447	24,948	470	26,309	(23)	(4.9)%	(1,361)	(5.2)%
Domestic Franchises	6,328	511,739	6,305	496,965	23	0.4%	14,774	3.0%

International Franchises	1,258	142,071	1,222	136,021	36	2.9%	6,050	4.4%

Total Franchises	7,586	653,810	7,527	632,986	59	0.8%	20,824	3.3%

(1) Includes Radisson, Radisson Blu, Radisson Individuals and Radisson RED brands.
(2) Includes Comfort family of brand extensions, including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions, including Clarion and Clarion Pointe.

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$75,804	$28,953	$299,665	$258,507
Income tax expense	25,904	6,732	95,980	78,449
Interest expense	21,067	17,258	87,131	63,780
Interest income	(2,089)	(1,928)	(8,646)	(7,764)
(Gain) loss on extinguishment of debt	—	(4,416)	331	(4,416)
Other loss (gain)	1,774	(7,897)	1,641	(10,649)
Equity in net gain of affiliates	(3,241)	(956)	(12,329)	(2,879)
Depreciation and amortization	10,659	10,191	43,282	39,659
Depreciation and amortization - reimbursables	2,749	1,074	8,671	8,541
Impairment of long-lived assets	—	3,736	—	3,736
EBITDA	$132,627	$52,747	$515,726	$426,964
Share-based compensation	5,634	4,572	21,118	21,075
Mark to market adjustments on non-qualified retirement plan investments	224	3,374	7,409	6,329
Franchise agreement acquisition cost amortization and charges	3,361	6,307	14,953	14,675
Net reimbursable (surplus) deficit from franchised and managed properties	(6,629)	29,155	18,152	8,538
Global ERP system implementation and related costs	791	—	1,377	—
Business combination, diligence and transition (recoveries) costs	(490)	25,165	17,233	55,778
Operational restructuring charges	4,895	3,703	5,683	5,547
Limited payment guaranty charge	—	—	—	1,551
Expenses associated with legal claims	—	—	2,430	—
Adjusted EBITDA	$140,413	$125,023	$604,081	$540,457

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$75,804	$28,953	$299,665	$258,507
(Gain) loss on extinguishment of debt	—	(3,356)	250	(3,356)
Impairment of long-lived assets	—	2,839	—	2,839
(Gain) Loss on investments in equity securities, net of dividend income	—	(3,005)	5,076	(3,005)
Franchise agreement acquisition cost (recoveries) charges	(940)	2,346	(940)	2,346
Net reimbursable (surplus) deficit from franchised and managed properties	(5,101)	21,954	13,559	6,429
Global ERP system implementation and related costs	598	—	1,041	—
Business combination, diligence and transition (recoveries) costs	(370)	19,288	13,028	42,391
Operational restructuring charges	3,700	2,814	4,296	4,216
Limited payment guaranty charge	—	—	—	1,174
Expenses associated with legal claims	—	—	1,830	—
Gain on sale of an affiliate	—	—	(5,446)	—
Adjusted Net Income	$73,691	$71,833	$332,359	$311,541

Diluted Earnings Per Share	$1.59	$0.58	$6.20	$5.07
(Gain) loss on extinguishment of debt	—	(0.07)	0.01	(0.07)
Impairment of long-lived assets	—	0.06	—	0.06
(Gain) Loss on investments in equity securities, net of dividend income	—	(0.06)	0.11	(0.06)
Franchise agreement acquisition cost recoveries (charges)	(0.02)	0.05	(0.02)	0.05
Net reimbursable (surplus) deficit from franchised and managed properties	(0.10)	0.43	0.27	0.13
Global ERP system implementation and related costs	0.01	—	0.02	—
Business combination, diligence and transition (recoveries) costs	(0.01)	0.39	0.27	0.83
Operational restructuring charges	0.08	0.06	0.09	0.08
Limited payment guaranty charge	—	—	—	0.02
Expenses associated with legal claims	—	—	0.04	—
Gain on sale of an affiliate	—	—	(0.11)	—
Adjusted Diluted Earnings Per Share (EPS)	$1.55	$1.44	$6.88	$6.11

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION - 2025 OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2025

EBITDA & ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$288,000	$300,000
Income tax expense	96,000	100,000
Interest expense	88,200	87,200
Interest income	(7,200)	(7,200)
Other loss	500	500
Equity in net gain of affiliates	(2,900)	(2,900)
Depreciation and amortization	57,000	57,000
EBITDA	$519,600	$534,600
Share-based compensation	22,400	22,400
Franchise agreement acquisition costs amortization and charges	23,200	23,200
Net reimbursable deficit from franchised and managed properties	50,000	50,000
Global ERP system implementation and related costs	6,100	6,100
Operational restructuring charges	3,700	3,700
Adjusted EBITDA	$625,000	$640,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS)
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$288,000	$300,000
Net reimbursable deficit from franchised and managed properties	37,800	37,800
Global ERP system implementation and related costs	4,500	4,500
Operational restructuring charges	2,700	2,700
Adjusted Net Income	$333,000	$345,000

Diluted Earnings Per Share	$6.04	$6.29
Net reimbursable deficit from franchised and managed properties	0.80	0.80
Global ERP system implementation and related costs	0.09	0.09
Operational restructuring charges	0.05	0.06
Adjusted Diluted Earnings Per Share (EPS)	$6.98	$7.24